UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 23, 2009

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5090 N. 40th Street, Suite 400 Phoenix, AZ	85018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 23, 2009, Medan, LLC (“Medan”), a wholly owned subsidiary of NutraCea, entered into a Stock Purchase Agreement with Fortune Finance Overseas Ltd. (“Fortune”) to sell 12,750 shares of capital stock of  PT Panganmas Inti Nusantara (“PIN”) to Fortune, which shares represent 51% of the currently issued and outstanding capital stock of PIN (the “Agreement”).  Pursuant to the Agreement, Fortune paid $1,675,000 to Medan for the shares following the receipt by Fortune’s corporate counsel of the executed Agreement and original stock certificates issued in the name of Medan.

The description of the terms of the Agreement does not purport to be complete and is qualified in its entirety to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1	Stock Purchase Agreement dated July 23, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: July 27, 2009	By:	/s/ James C. Lintzenich
James C. Lintzenich
Chief Executive Officer
(Duly Authorized Officer)